NON-CUSTODY INVESTMENT ADVISORY AGREEMENT
     THIS AGREEMENT is made this 8th day of July, 2009, by and between CAMPBELL STRATEGIC ALLOCATION FUND LIMITED PARTNERSHIP, a Delaware limited partnership, hereinafter called “Principal,” and WILMINGTON TRUST COMPANY, a Delaware banking corporation, hereinafter called “Investment Advisor.”
     WHEREAS, Principal desires to employ the investment advisory services of Investment Advisor and Investment Advisor desires to render such services to Principal.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereby mutually agree as follows:
I. Agreements and Covenants of Investment Advisor.
     Investment Advisor agrees and covenants:
     (a) To review periodically certain property held by or on behalf of Principal from time to time and identified in Exhibit A attached hereto or hereafter identified by written notice from Principal to Investment Advisor (the “Property”). Investment Advisor (i) shall direct the investment, reinvestment and changes in the investment of the Property as it, in its sole discretion, deems appropriate; provided, however, that such investment, reinvestment and changes must be in accordance with the investment guidelines set forth in Exhibit B attached hereto, which may be amended from time to time upon the written agreement of parties without the need to further amend this Agreement, (ii) shall manage the investments comprising the Property, and (iii) shall, except as otherwise directed by Principal, use its best efforts to invest all cash balances, dividends, interest and other income payments credited with respect to the Property.
     (b) That Investment Advisor shall not have custody of the Property.
II. Agreements and Covenants of Principal.
     (a) To promptly notify Investment Advisor or cause Investment Advisor to be notified of any and all changes in the identity of the Property.
     (b) To provide such written authorizations as are necessary to custodians or trustees of the Property and other persons in order for the Investment Advisor’s directions with respect to the Property to be carried out.
     (c) To furnish Investment Advisor or cause Investment Advisor to be furnished with such information, authorization and documentation as it may from time to time require to enable it to carry out its obligations under Paragraph I(a) hereof.

     (d) That Investment Advisor is hereby appointed agent and attorney-in-fact for purposes of carrying out its obligations under Paragraph I(a) hereof, with power and authority to: (i) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities; and (ii) perform any other acts necessary to carry out its obligations under this Agreement; provided, however, that such acts shall not include the authority to deliver or pay securities or other Property to Investment Advisor.
     (e) That except as hereinafter provided, all notices to and agreements with Investment Advisor hereunder shall be in writing signed by any two of the following persons:
Thomas P. Lloyd, General Counsel
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Facsimile: 410-413-4652
Gregory T. Donovan, Chief Financial Officer
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Facsimile: 410-413-2754
Kevin M. Heerdt, Chief Investment Officer
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Facsimile: 410-413-2791
Theresa D. Becks, Chief Executive Officer
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Facsimile: 410-413-4646
provided, however, that the Principal may from time to time designate in writing any person or organization who shall be authorized to deliver written notices or agreements on behalf of Principal hereunder. In addition, Investment Advisor shall be entitled to rely on and shall be protected in relying on any verbal or telephonic advice or instruction which it in good faith believes to be given by any two of the persons authorized above to give written instructions, provided that any two persons listed above promptly confirm such instructions in writing.
     (f) To indemnify and hold, and does hereby indemnify and hold, Investment Advisor harmless for any loss, cost or other damage arising out of Investment Advisor’s complying with the terms hereof.

     (g) To pay to Investment Advisor compensation for its services hereunder in an amount to be agreed upon from time to time by the parties, or, in absence of such agreement, to be determined from time to time by application of the current rates then charged by Investment Advisor for accounts of similar size and character.
     (h) That this Agreement shall be binding upon Principal and Principal’s successors and assigns.
III. Management Fee.
     The client agrees to pay Investment Advisor an annualized fee based on the percentage of the principal amount of the Principal’s assets under management by Investment Advisor, computed and accrued on the average daily market value maintained in the account by the Principal. The percentage is determined by the following scale:

Assets Under Management	Percentage	Related Fees
First $200,000,000.09%		$180,000
Next $300,000,000.07%		$210,000
Next $500,000,000.05%		$250,000
Next $500,000,000.03%		$150,000
All Additional Assets	.02%	Based on Total Amount of Additional Assets
Investment Advisor shall send to the Principal on a monthly basis an invoice which shows the amount of the management fee, the average daily market value on which such fee was based and the specific manner in which the fee was calculated. The Principal reserves the right to use the average daily market value provided by the custodian of the Property (the “Custodian”) to confirm the accuracy of the Investment Advisor fees and, upon mutual agreement of the parties, a fee calculation based on such information provided by the Custodian may be used as the final determinant of payment amount. The invoice is payable within 10 business days of receipt and the Principal will notify the Investment Advisor within five business days after receipt of the statement of any objections or exceptions.
IV. Limitation of Liability.
     Investment Advisor shall have no liability or responsibility:
     (a) To take any action hereunder, other than as specified in Paragraph I(a) hereof.
     (b) For any depreciation in principal of any Property or for any loss or damage resulting from any investment, reinvestment or change of the Property directed by Investment Advisor hereunder, except to the extent caused by Investment Advisor’s negligence or willful misconduct.

     (c) To safekeep, inspect or verify the existence of the Property, and Investment Advisor shall be entitled to rely exclusively on the information set forth in Exhibit A, Exhibit B and the information provided to it pursuant to Paragraph II(c) hereof.
     (d) For assuming that the authority of any and all persons certified to it under the seal of Principal and designated by Principal pursuant to Paragraph II(c) hereof, unless provided otherwise in such designation, shall be continuing until Principal shall deliver a written revocation of such authority.
V. Termination.
     This Agreement may be terminated at any time by either party upon delivery of written notice of such termination to the other party. Paragraphs II(f) and II(g) shall survive termination of this Agreement.
VI. Notices.
     Any notice to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof, or at such other address specified in writing by the addressee.
VI. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective Presidents or Vice Presidents and their corporate seals to be hereto affixed by their respective Secretaries or Assistant Secretaries, all done in duplicate as of the day and year first above written.
PRINCIPAL
CAMPBELL STRATEGIC ALLOCATION FUND L.P.
By Campbell & Company, Inc., its General Partner

By:	/s/ Thomas P. Lloyd		By:	/s/ Gregory T.Donovan

	Name:	Thomas P. Lloyd		Name:	Gregory T. Donovan
	Title:	General Counsel		Title:	Chief Financial Officer
Address:
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Facsimile: 410-413-4652
Attention: Thomas P. Lloyd
                  General Counsel
INVESTMENT ADVISOR
WILMINGTON TRUST COMPANY

By:	/s/ Dominick J. D’Eramo
	Name:	Dominick J. D’Eramo
	Title:	Vice President

Address:
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Dominick J. D’Eramo
Telecopier No.: (302) 636-4149

EXHIBIT A
LIST OF PROPERTY

EXHIBIT B
INVESTMENT GUIDELINES

1.	The investment, reinvestment and changes in the investment of the Property must be done in accordance with the Campbell & Company, Inc. & Campbell & Company Investment Advisor Cash Management Policy (the “Policy”), a current copy of which has been delivered to the Investment Advisor. In the event the Policy is changed, Principal shall provide the Investment Advisor with thirty (30) days written notice prior to the effective date of such change.